EXHIBIT 99.1
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Press Release                                        Source: Usurf America, Inc.
March 10, 2004, 9:02 AM


     USURF America, Inc. today announced that the Company has been notified by the American Stock Exchange ("AMEX") that as of Sept. 30, 2003, it did not meet the minimum standards for listing on the AMEX. As such, effective March 10, 2004, the Company's common stock will be suspended from trading on the AMEX. The Company is taking steps to initiate trading of its common stock on the Over-The-Counter market. In the interim, the Company's common stock will be quoted on the Pink Sheets Electronic Quotation Service.































                                  EXHIBIT 99.1